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                                                                     EXHIBIT 3C


                      LIFE MARKETING GENERAL AGENT CONTRACT

                                     BETWEEN

THE TRAVELERS LIFE AND ANNUITY COMPANY, Hartford, Connecticut (we, us, our) and


(you, your) of


For the considerations hereinafter expressed, it is mutually agreed that your authority to act as our General Agent is granted by us and accepted by you upon the following limitations, terms, provisions and conditions:

1. This contract shall become effective on , covering those nonvariable life insurance and annuity policies issued by our Financial Services Department and shown on the attached schedules.

2. You are authorized to solicit applications covering such classes of risks as we may from time to time authorize to be solicited. You are authorized, subject to our instructions, to collect first or single premiums with an application and any other premiums we may ask you to collect. You shall submit completed applications and remit premiums promptly as instructed by our procedures.

3. In our sole discretion, we will select and price each policy form that you may sell and we may reject any application.

4. In our sole discretion, we will appoint agents and brokers nominated by you. Contracts may be made directly between such agents and brokers and us on forms we supply. All commissions provided for in such contracts shall be your obligation and deductible from the commissions we pay to you under this contract.

5. You have no authority for or on behalf of us: to accept risks of any kind, to make, alter, vary or discharge any policy; to extend the time for payment of premiums; to waive or extend any policy obligation or condition; to take payment of premiums other than in current funds; to incur any liability or expense in our behalf; to deliver any policy unless the applicant therefor is at the time of delivery in good health and insurable condition; or to receive any money due or to become due to us except as set forth in paragraph 2.

6. You acknowledge and warrant that you and your solicitors are licensed and/or appointed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts contemplated hereunder. In the event that you or your solicitors are not, business will not be solicited, negotiated or effected by said parties until such requirements are met. You acknowledge that compensation will only be paid to appropriately licensed and/or appointed parties.


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7.    We will pay you as full compensation on premiums paid to us on policies issued on applications obtained by or through you while this contract is in effect, the commissions and service fees described in Parts 1, 2, 3 and 4. The commissions quoted in Parts 1 and 2 are vested subject to Schedules A and B attached to this contract on the policy effective date. Your right to compensation shall be subject to the limitations of this contract, its written amendments and the Schedules issued by us from time to time for attachment to it. If there is more than one contract between you and us that quotes commissions on the same policy form we will pay commission under only one such contract.

      We, as a condition precedent to any obligation for payment hereunder, have a right to reduce or set-off any compensation payable under this contract because of any indebtedness to us.


PART 1

COMMISSIONS ON LIFE PREMIUMS PAYABLE FOR THE FIRST YEAR OF INSURANCE:

      See Schedule A


PART 2

COMMISSIONS ON RENEWAL LIFE PREMIUMS:

      See Schedule B


PART 3

RENEWAL COMPENSATION (OVERRIDE) IN EVENT OF TERMINATION OF CONTRACT:

At termination, the renewal override, as shown in Schedule B, shall be payable to you, your executors, administrators or assigns. But in no event will such override be paid beyond the tenth year of insurance.


PART 4

ALLOWANCES DURING CONTINUANCE OF THIS CONTRACT:

See Schedule C.

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8.    At any time, by written notice to you, we may change the allowances under this contract, and may change the compensation allowed as to policies effective on or after the effective date of such change.

9. We will pay commissions and allowances on premiums paid for additional benefits or increases in benefits of any kind at the same rate as is being allowed at the time of addition or increase for the premiums of the policies to which they are added. We will not pay compensation: on premiums for a policy which is a conversion of Employee Special Protection Plan, Employee Life Insurance-Plan 1 or group life insurance; on extra premiums for a policy which are charged due to temporary flat substandard rating because of physical impairments; or on premiums for a policy which are waived under any provision of such policy. On policies issued with Table 7 or above rates (Table 5 for VIP Classic), or its equivalent in extra rates, we will pay a modified commission for the first year of insurance in accordance with our rules.

10. If you convert one of our term policies to a different form we will pay compensation in accordance with our rules applying to such policies at the time of conversion.

11. Where, in our judgment, a policy replaces a policy previously issued by us on the same policyholder (other than as a term conversion), the commission payable for the first year of insurance on the new policy will be adjusted in accordance with our procedures in effect at the time of such replacement.

12. Compensation on all universal life policies which would otherwise be payable, will not be paid on remittances received for policies following a partial withdrawal until the sum of such remittances equals the amount of the withdrawal, at which time we will pay compensation, if any, on subsequent remittances.

13. While recognizing the opportunity for flexibility in policyholder service options inherent to universal life forms of insurance, evidence of manipulation by you of any life policies, contributions, loans, surrenders or replacements, not deemed by us to be in the best interest of the policyholder or us, shall cause divestiture of your right to continuing compensation and termination of the contract.

14. If we return the premiums on a policy or any portion of such premiums for any cause, you will refund to us on demand, the amount of compensation you received on such returned premiums.

15. No assignment of commissions or allowances payable under this contract shall be binding upon us without our written consent.

16. You shall not pay or allow, or offer to pay or allow, as an inducement to any person to insure, any rebate of premium or any inducement whatever not specified in the policy, nor will you make any misrepresentation or incomplete comparison for the purpose of inducing a policyholder in any other company to lapse, forfeit, or surrender insurance therein, nor


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      will you cause any advertisement respecting us to be published or broadcast in any form whatever without first obtaining our written consent.

17. Nothing in this contract will be construed to imply that an employment relationship exists between you and us. Acceptance of compensation under this contract will constitute ratification by you of your status as an independent contractor. You will not be treated as an employee for federal tax purposes and you are responsible for paying your own estimated income and self-employment tax.

18. This contract cancels all previous contracts or agreements whether oral or written between you and us covering the lines of insurance referred to in this contract and may be terminated by either party at any time upon written notice to the other.


IN WITNESS WHEREOF, the parties hereto have signed this contract in duplicate.


                        THE TRAVELERS LIFE AND ANNUITY COMPANY



                              Senior Vice President
                              Financial Services Department


____________________________________
Agent (Firm Name)


By__________________________________

Title_______________________________

Date________________________________



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                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                      LIFE MARKETING GENERAL AGENT CONTRACT

                                   SCHEDULE A


Commissions on Premiums Payable After the First Year of Insurance:

--------------------------------------------------------------------------------
                                                   COMMISSIONS AS A
FORM OF POLICY                                     PERCENT OF PREMIUM
--------------------------------------------------------------------------------
Universal Life
    VIP Classic (CLASUL/CLASU2)                               50

    TSL II                                                    50


Term Life
    Special T (APT)                                           40

Term Policy Fees

    Special T policy fees are not commissionable.

--------------------------------------------------------------------------------

Commissions on Excess Premiums Payable for the First Year of Insurance:


--------------------------------------------------------------------------------
                           COMMISSIONS AS
FORM OF POLICY          PERCENT OF EXCESS PREMIUM     OVERRIDE AS A
                                                         PERCENT        TOTAL
                                                    OF EXCESS PREMIUM
--------------------------------------------------------------------------------
Universal Life

    VIPClassic (CLASUL/CLASU2)     4                        2.5         6.5

    On all other forms as quoted
      by the Company.


This schedule of first year commissions and overrides applies to policies effective on or after and should be filed with the Life Marketing General Agent Contract, of which it forms a part. This schedule may be amended by the Company at any time.

                                    THE TRAVELERS LIFE AND ANNUITY COMPANY



                                                Senior Vice President
                                          Financial Services Department


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                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                      LIFE MARKETING GENERAL AGENT CONTRACT
                                   SCHEDULE B


Commissions on Premiums Payable After the First Year of Insurance:


--------------------------------------------------------------------------------------------------
                                                      COMMISSIONS AS A          OVERRIDE AS A
FORM OF POLICY                 INSURANCE YEAR         PERCENT OF PREMIUM        PERCENT OF PREMIUM
--------------------------------------------------------------------------------------------------
Universal Life
  VIP Classic (CLASUL/CLASU2)     2-10                      4                        2.5
                                  11-15                     -                        2.0
  TSL II                          2-10                      4                        2.5
                                  11-15                     -                        2.0
--------------------------------------------------------------------------------------------------

Term Life
  Special T (APT)                  2-10                     2                        2.0
                                  11-15                     -                        2.0

On all other forms as quoted
  by the Company

--------------------------------------------------------------------------------------------------


This schedule applies to policies effective on or after                   and
should be filed with the Life Marketing General Agent Contract, of which it forms a part. This schedule may be amended by the Company at any time.

                                    THE TRAVELERS LIFE AND ANNUITY COMPANY




                                                Senior Vice President
                                          Financial Services Department



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                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                  LIFE MARKETING GENERAL AGENT CONTRACT (MGL)
                                   SCHEDULE C

UL PRODUCTS: Universal Life policy forms as noted in Schedule A of this Life Marketing General Agent Contract.

TERM PRODUCTS: Term policy forms as noted in Schedule A of this Life Marketing General Agent Contract.

TLAC NEW PREMIUM: New premium as defined by Addendum I of this Contract produced by the Life Marketing General Agent in The Travelers Life and Annuity Company
(TLAC).

LIFE NEW PREMIUM: The sum of all New premium credited for the Life Marketing General Agent within a calendar year. New premium is defined by Addendum I of this Contract produced by the Life Marketing General Agent for all products noted in Schedule A of contracts for both TLAC and The Travelers Insurance Company (TIC).

GENERAL AGENT COMMISSION (GAC): A payment equal to a percentage of TLAC New Premium earned by the Life General Agent. This percentage may vary by form of policy and is applied to TLAC New premium. As Life New Premium exceeds the threshold in the table below, the New GAC percentage is applied to premiums in excess of the breakpoint.

GENERAL AGENT BONUS (GAB): A retroactive payment of allowance made when Life New Premium crosses one of the thresholds indicated below. The retroactive payment is made on all TLAC New Premium credited to the Life Marketing General Agent prior to reaching the current threshold. The amount paid is dependent upon whether the New Premiums credited were for UL or Term products. The GAB is determined by applying the GAC percent for the current threshold less the GAC percent for the immediately preceding threshold to the TLAC New Premium credited to the Life Marketing General Agent prior to reaching the current threshold.

GENERAL AGENT ALLOWANCE: The sum of General Agent Commission (GAC) and General Agent Bonus (GAB).

The Company in its sole discretion and only during the continuance of your Contract as Life Marketing General Agent, will, subject to the maximums imposed by law or regulation, pay the following allowances in accordance with the schedule.

                           Percent of TLAC New Premium
                                                            Total First Year
                        General Agent Commission              Compensation
   Life New                      Product                     Schedules A + C
Premium Threshold       UL                 Term           UL                Term
-----------------       --                 ----           --                ----
$0-49,999               30                  25            80               65
$50,000-124,999         35                  30            85               70
$125,000-249,999        45                  35            95               75
$250,000-699,999        50                  40           100               80
$700,000-999,999        55                  45           105               85
$1,000,000 +            60                  50           110               90

This schedule is effective on or after            and should be filed with the
Life Marketing General Agent Contract, of which it forms a part. This schedule may be amended by the Company at any time.

                                    THE TRAVELERS LIFE AND ANNUITY COMPANY


                                                Senior Vice President
                                          Financial Services Department

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                             TRAVELERS LIFE CONTRACT

                                   ADDENDUM I



As used in all Travelers Agent Life Contracts:


1. "FLEXIBLE" premium policy means a policy under which the policy holder can unilaterally vary the amount or timing of premium.


2. "NEW" premium is the premium paid in the first year of the Flexible Premium policy that is commissioned at the first year rate. Increases in coverage after policy issue may also generate New premium. For Term contracts, New premium is the premium required to be paid in the first year. Certain Term contracts may have non-commissionable policy fees in the first year.


3. "EXCESS" premium is the premium credited to a Flexible Premium policy in the first year that is greater than New premium.


4. "RENEWAL" premium is the premium credited to a Flexible Premium policy in all years following the first policy year with the exception of that portion of Renewal premium designated by the Company, in its sole discretion, as an increase.

      If, in the opinion of the Company, any payment, or credit or the acceptance of premium would cause or contribute to the Company's violation or the exceeding of limits of state or federal law applicable to insurance companies or life insurance contracts including, but not limited to the Internal Revenue Code of 1986 as amended, the Company reserves the right, in its sole discretion, to reduce, postpone, cancel or otherwise fail to pay or credit any commission, benefit, consideration or right created hereunder, all without further liability to the agent or the agent's heirs, assigns, successors or administrators.




                                               Senior Vice President
                                               Financial Services Department



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